UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the transition from a dual board structure to a single, unitary board of directors (the “Board”) approved by shareholders and further described in Item 5.07 below, on June 1, 2018, LyondellBasell Industries N.V. (the “Company”) entered into a Second Amended and Restated Nomination Agreement (the “Nomination Agreement”) with AI International Chemicals S.à R.L., an affiliate of Access Industries. The Nomination Agreement amends and restates the Amended and Restated Nomination Agreement, dated as of March 10, 2015, between the parties, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 16, 2015, and reflects the Company’s revised board structure.

A copy of the Nomination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 1.01. The foregoing is a summary of the material terms of the Nomination Agreement and is qualified in its entirety by reference to the full text of the Nomination Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2018, Lyondell Chemical Company (“Lyondell Chemical”), a wholly owned subsidiary of the Company, entered into a reimbursement agreement with Stephen Doktycz, the Company’s Senior Vice President, Strategic Planning and Transactions (the “Reimbursement Agreement”).

In addition, Lyondell Chemical has entered into a settlement agreement with Dow Chemical Company (“Dow”), Mr. Doktycz’s former employer, pursuant to which Lyondell Chemical will pay Dow $1,100,000 (the “Settlement”) in settlement of certain claims asserted by Dow against Mr. Doktycz related to the clawback of equity compensation awards previously awarded to Mr. Doktycz by Dow (the “Settlement Agreement”).

The Reimbursement Agreement provides that, if Mr. Doktycz’s employment with Lyondell Chemical is terminated for “Cause”, or by resignation without “Good Reason” (as both terms are defined in the LyondellBasell Executive Severance Plan (the “Severance Plan”)), Mr. Doktycz will be required to repay to Lyondell Chemical 100% of the Settlement if the termination occurs prior to the first anniversary of Mr. Doktycz’s employment with the Company, 2/3 of the Settlement if the termination occurs on or after the first anniversary of employment and prior to the second anniversary, or 1/3 of the Settlement if the termination occurs on or after the second anniversary of employment and prior to the third anniversary.

Lyondell Chemical anticipates that payment of the Settlement will not constitute taxable income to Mr. Doktycz. However, if the Internal Revenue Service determines that the payment is taxable, the Reimbursement Agreement provides for Lyondell Chemical to make an additional “gross-up” payment to Mr. Doktycz. Any such gross-up payment will be subject to repayment obligations similar to those described above.

The Reimbursement Agreement also reaffirms Lyondell Chemical’s obligation to reimburse Mr. Doktycz for legal fees incurred in connection with claims by Dow, as set forth in the Good Leaver Undertaking and Defense Agreement dated January 20, 2017 previously entered into between Lyondell Chemical and Mr. Doktycz (the “Defense Agreement”) and requires repayment of legal fees along with any required repayment of the Settlement.

This summary of the Reimbursement Agreement, the Settlement Agreement, and the Defense Agreement is not complete and is qualified in its entirety by reference to the Reimbursement Agreement, the Settlement Agreement and the Defense Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2, 10.3, and 10.4, respectively, and are incorporated into this Item 5.02.

Item 5.03	Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

As also discussed under Item 5.07 below, at its annual general meeting of shareholders held on June 1, 2018 (the “2018 Annual Meeting”), the Company’s shareholders approved amendments to the Company’s articles of association. The amended articles of association were filed with the Dutch trade register on and effective as of June 1, 2018. A summary of the material amendments to the articles of association is included in the Company’s definitive proxy statement, filed on April 11, 2018, and qualified in its entirety by reference to the full text of the amended articles of association, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting held on June 1, 2018, shareholders representing 342,310,351 shares of the Company, or approximately 87.4% of shares entitled to vote at the meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.

Proposal 1

The adoption of amendments to the Company’s articles of association to (i) provide for a single, unitary board of directors, (ii) reflect the shareholders’ annual appointment of directors to the Board, (iii) conform with changes in Dutch law and (iv) make certain other minor wording changes was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
311,879,587	833,352	151,476	29,445,936

Proposal 2

The election of (i) 12 directors to serve as members of the Board until the annual meeting of shareholders in 2019 and (ii) 11 directors to serve as members of the Supervisory Board until formal implementation of the Board was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Bhavesh (Bob) Patel	312,257,389	300,662	306,364	29,445,936
Robert Gwin	309,392,555	363,260	3,108,600	29,445,936
Jacques Aigrain	311,060,528	1,693,477	110,410	29,445,936
Lincoln Benet	238,984,593	72,499,689	1,380,133	29,445,936
Jagjeet Bindra	312,459,177	289,067	116,171	29,445,936
Robin Buchanan	238,928,499	72,555,521	1,380,395	29,445,936
Stephen Cooper	312,091,542	464,364	308,509	29,445,936
Nance K. Dicciani	311,081,807	1,668,652	113,956	29,445,936
Claire Farley	310,927,414	1,824,531	112,470	29,445,936
Isabella Goren	311,876,720	687,499	300,196	29,445,936
Bruce Smith	312,343,701	405,809	114,905	29,445,936
Rudy van der Meer	312,267,982	480,854	115,579	29,445,936

Proposal 3

The election of 5 directors to serve as members of the Management Board until formal implementation of the Board was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Bhavesh (Bob) Patel	312,478,688	266,249	119,478	29,445,936
Thomas Aebischer	312,484,724	259,741	119,950	29,445,936
Daniel Coombs	312,491,845	255,198	117,372	29,445,936
Jeffrey Kaplan	312,477,639	268,406	118,370	29,445,936
James Guilfoyle	312,482,570	261,363	120,482	29,445,936

Proposal 4

The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2017 (the “2017 Annual Accounts”) was approved based on the following votes:

FOR	AGAINST	ABSTAIN
340,685,987	130,142	1,494,222

Proposal 5

The discharge from liability of members of the Management Board was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
311,372,151	421,445	1,070,819	29,445,936

Proposal 6

The discharge from liability of members of the Supervisory Board was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
311,343,406	453,326	1,067,683	29,445,936

Proposal 7

The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2018 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
340,716,283	1,273,013	321,055

Proposal 8

The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was approved based on the following votes:

FOR	AGAINST	ABSTAIN
340,319,896	1,668,003	322,452

Proposal 9

The ratification and approval of the dividends paid in respect of the 2017 Annual Accounts was approved based on the following votes:

FOR	AGAINST	ABSTAIN
342,084,726	67,558	158,067

Proposal 10

An advisory resolution approving the compensation of the Company’s Named Executive Officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
299,060,702	13,252,864	550,849	29,445,936

Proposal 11

The approval of the authority of the Management Board or the Board, as applicable, to repurchase up to 10% of the Company’s issued share capital until December 1, 2019 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
341,184,526	524,931	600,894

Proposal 12

The cancellation of all or a portion of shares held or repurchased into the Company’s treasury account, as determined by the Management Board or Board, was approved based on the following votes:

FOR	AGAINST	ABSTAIN
341,965,485	205,296	139,570

Proposal 13

The amendment and extension of the Company’s Employee Stock Purchase Plan was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
312,077,721	693,494	93,200	29,445,936

Item 8.01	Other Events.

Appointment of Vice Chair

Effective as of his re-election by shareholders at the 2018 Annual Meeting and as part of the Board’s succession planning process, Jacques Aigrain has been appointed as Non-Executive Vice Chair of the Board. In this role, Mr. Aigrain will provide assistance and support to the Chair of the Board in performing his duties and responsibilities; chair meetings of the Board or shareholders in the event that the Chair of the Board is absent or prevented from acting; and perform such other duties as may be delegated by the non-executive members of the Board from time to time.

Authorization of Share Repurchases and Cancellation of Treasury Shares

On June 1, 2018, the Company announced that its shareholders have approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the 2018 Annual Meeting over the next 18 months. The repurchases will be executed from time to time through open market or privately negotiated transactions, and the amount and timing of future share repurchases will depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

Also effective as of June 1, 2018, the Management Board and Supervisory Board have approved the cancellation of 95% of shares held in the Company’s treasury account as of the date of the 2018 Annual Meeting, or approximately 178.2 million shares. The Company will follow the procedure set forth under Dutch law for the cancellation of treasury shares, including the publication of notices in the Dutch trade registry and a Dutch daily newspaper. The cancellation will become effective only following the conclusion of a two-month creditor opposition period and contingent upon the resolution of any objections that may be raised.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

3.1	Articles of Association of LyondellBasell Industries N.V., as amended June 1, 2018

10.1	Second Amended and Restated Nomination Agreement, dated June 1, 2018, between AI International Chemicals S.à R.L. and LyondellBasell Industries N.V.

10.2	Reimbursement Agreement, dated June 4, 2018, between Stephen Doktycz and Lyondell Chemical Company

10.3	Settlement Agreement, dated June 4, 2018, among The Dow Chemical Company, Lyondell Chemical Company, and Stephen Doktycz

10.4	Good Leaver Undertaking and Defense Agreement, dated January 20, 2017, between Lyondell Chemical Company and Stephen Doktycz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 4, 2018	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President